UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2009
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-29227	06-1566067

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crystal Run Road Middletown, New York	10941

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (845) 695-2600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As of April 22, 2009, Scott W. Seaton was appointed to the Board of Directors of Mediacom Communications Corporation (the “Registrant”). Mr. Seaton will serve on the Board’s Audit Committee.
From 2002 to 2009, Mr. Seaton was a Managing Director in the Technology, Media and Telecommunications investment banking group of Bank of America. Prior to that time Mr. Seaton was a Managing Director in the investment banking department of Credit Suisse First Boston since 1996. Bank of America and Credit Suisse First Boston or their affiliates have in the past engaged in transactions with and performed services for the Registrant and its affiliates in the ordinary course of business, including commercial banking, financial advisory and investment banking services.
A copy of the press release announcing this appointment is attached as Exhibit 99.1 to this report and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 21, 2009, the Registrant’s Board of Directors approved amendments to the Registrant’s Amended and Restated Bylaws (the “Restated Bylaws”). The effective date of these amendments was April 21, 2009.
The following is a summary of the major substantive differences between the previous Bylaws and the Restated Bylaws. (Article and Section references are to the Restated By-Laws.)
Article I, Section 2: Who can call Special Meetings of Stockholders
Previous Bylaws
Special Meetings could be called by:
•	the Board of Directors;

•	the Chief Executive Officer; or

•	the Secretary upon written request of a the holders of a majority of the voting power.
Restated Bylaws
Special Meetings can be called by:
•	the Board of Directors;

•	the Chairman of the Board; or

•	the President.
Board of Directors determines the time, date and place for the special meeting.
Reason for Change:
Conform provision to Article 8(d) of the Registrant’s Certificate of Incorporation, which does not provide for special meetings to be called by stockholders or the Chief Executive Officer.
Article 1, Section 9: Voting
Previous Bylaws
Provided that, among other things, every stockholder is entitled to one vote for every share owned by such person.
Restated Bylaws
Same, except deleted the provision that every stockholder is entitled to one vote for every share owned by such person.
Reason for Change:
Conform the provision to the Registrant’s Certificate of Incorporation, which creates Class B Common Stock with ten votes per share.

Article 1, Section 10: Action without a Meeting
Previous Bylaws
Provided that the stockholders can act by written consent if all stockholders sign such consent.
Restated Bylaws
Provides that the stockholders can act by written consent if at least the minimum number of votes necessary to approve the matter sign the consent.
Reason for Change:
Under Delaware law, stockholders having majority voting power can act by written consent unless the Registrant’s Certificate of Incorporation provides otherwise. The Registrant’s Certificate of Incorporation is silent on this issue.
Article II, Section 8: Board Committees
Previous Bylaws:
Committees had to be comprised of three or more directors.
Restated Bylaws:
Committees are comprised of one or more directors.
Reason for Change:
Gives the Board of Directors greater flexibility in creating committees.
Article II, Section 9: Removal of Directors
Previous Bylaws:
Directors could be removed for cause by a vote of the stockholders or by the board of directors.
Restated Bylaws:
Directors may be removed with or without cause by a vote of the stockholders.
Reason for Change:
The change is intended to make the provision on removal consistent with Section 141(k) of the Delaware General Corporate Law, which states that a director can be removed with or without cause by the stockholders.
Article III: Officers
Previous Bylaws:
The list of officer titles in the previous bylaws did not expressly include “Chairman of the Board” or “Chief Financial Officer.”
Restated Bylaws:
Adds the offices of Chairman of the Board and Chief Financial Officer to the list of expressly denominated officers. Also makes clear that “Chief Financial Officer” is a title of an officer and that the Chief Executive Officer has the powers of the “President” referred to in the Registrant’s Certificate of Incorporation.
Reason for Change:
The changes are intended to align the language of the Bylaws more closely with actual practice by expressly stating that (i) the Chairman of the Board is a full-time officer (i.e. as opposed to a Non-Executive Chairman), and (ii) “Chief Financial Officer” is a title of an officer, as well as a descriptive noun that describes a set of corporate responsibilities. In addition, the Registrant has a “Chief Executive Officer” but not a “President” and because the Registrant’s Certificate of Incorporation says that the “President” has certain authority, the changes make clear the “Chief Executive Officer” is intended to have the functions of “President.”

Article VII: Indemnification
Previous Bylaws:
The Registrant indemnified directors, officers and others to the fullest extent provided by law.
Restated Bylaws:
Continues that entitlement, but introduces specific provisions that govern certain aspects of the indemnification right not expressly covered by the previous Bylaws, including provisions for the following:
•	payment or advancement by the Registrant of the expenses of officers and directors in defending a claim for which indemnification may be available; and

•	the right of directors and officers to sue the Registrant for claims for indemnification or payment of expenses not paid within sixty days and, if successful, to also recover the costs of that suit.
Reason for Change:
It is customary for public companies to include the specific right of indemnification and advancement of legal expenses in the certificate of incorporation or bylaws.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired — None
(b) Pro Forma Financial Information — None
(c) Shell Company Transactions — None
(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Registrant

99.1	Press release issued by the Registrant on April 22, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 24, 2009

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Registrant

99.1	Press release issued by the Registrant on April 22, 2009